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SUBSIDIARIES:
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Executive Office                    Jurisdictions
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Harman Automotive                   Michigan
3 Werner Way, Suite 210
Lebanon, NJ  08833

Hayes-Albion Corporation            Michigan
3 Werner Way, Suite 210
Lebanon, NJ 08833

Trim Trends Canada, Inc.            Canada
3 Werner Way, Suite 210
Lebanon, NJ 08833

Kingston-Warren Corp,               New Hampshire
3 Werner Way, Suite 210
Lebanon, NJ 08833

Harvard Transportation, Inc.        Michigan
3 Werner Way, Suite 210
Lebanon, NJ 08833

Doehler-Jarvis, Inc.                Delaware
3 Werner Way, Suite 210
Lebanon, NJ 08833

Doehler-Jarvis Greeneville, Inc.    Delaware
3 Werner Way, Suite 210
Lebanon, NJ  08833

Pottstown Precision Casting, Inc.   Delaware
(Formerly Doehler-Jarvis Pottstown, Inc.)
3 Werner Way, Suite 210
Lebanon, NJ 08833

Doehler-Jarvis Technologies, Inc.   Delaware
3 Werner Way, Suite 210
Lebanon, NJ  08833

Doehler-Jarvis Toledo, Inc.         Delaware
3 Werner Way, Suite 210
Lebanon, NJ  08833

177192 Canada, Inc.                 Canada
c/o The Law Firm Of
Stikeman, Elliott
1155, Boulevard
Rene-Levesque Quest
Montreal, Canada H3B 3V2